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                                                                    EXHIBIT 8.1

                                                                  June 30, 1998
002276.1269,1

Pennzoil Company
Pennzoil Place
P.O. Box 2967
Houston, TX 77252-2967

Dear Gentlemen:

  As set forth in the Prospectus included in the Registration Statement on Form S-4 (Registration No. 333-43003), as amended (the "Registration Statement"), filed by you under the Securities Act of 1933, as amended, relating to an Offer to Exchange Newly Issued 4.90% Exchangeable Senior Debentures Due 2008 For a Portion of Outstanding 6 1/2% Exchangeable Senior Debentures Due 2003 and an Offer to Exchange Newly Issued 4.95% Exchangeable Senior Debentures For a Portion of Outstanding 4 3/4% Exchangeable Senior Debentures Due 2003, certain legal matters in connection with the offering are being passed upon for you by us. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 8.1 to the Registration Statement. Defined terms used in this Prospectus have the same meaning when used herein.

  We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements contained in the section of the Prospectus captioned "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," to the extent that such statements constitute statements of law or legal conclusions, reflect our opinion, as of the date hereof, with respect to the matters set forth therein. No opinion is expressed on matters other than those specifically referred to herein.

  Pursuant to the provisions of Rule 436(a) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended, we hereby consent to the inclusion as aforesaid of our opinion of counsel under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus which is included in the Registration Statement.

                                          Very truly yours,

                                          BAKER & BOTTS, L.L.P.

                                                 /s/ Stuart F. Schaffer
                                          By___________________________________